Exhibit 99.1

GlobalSCAPE, Inc. Announces Financial Results for the Third Quarter 2015

Revenues Increase 18 Percent over the Prior Year

SAN ANTONIO — October 29, 2015 — GlobalSCAPE, Inc. (NYSE MKT: GSB), the secure information exchange company, today announced its financial results for the three and nine months ended September 30, 2015.

Revenue for the third quarter of 2015 was $7.6 million, an increase of 18 percent when compared with revenue of $6.5 million for the third quarter of 2014. Revenue for the first nine months of 2015 was $22.4 million compared with $18.9 million for the same period in 2014, an increase of 18 percent.

Deferred revenue, which can be an indicator of future revenue trends, was $15.3 million at September 30, 2015, compared with $14.2 million at September 30, 2014, or an increase of 8 percent.

For the third quarter of 2015, the Company’s net income was $1.2 million compared with net income of $782,000 for the third quarter of 2014. Earnings per share was $0.06 for the third quarter of 2015 compared with $0.04 for the third quarter of 2014.

For the first nine months of 2015, net income was $3.4 million compared with $1.8 million for the same period in 2014. Earnings per share for the first nine months of 2015 was $0.16 per share compared with $0.09 per share for the same period in 2014.

Adjusted EBITDA Excluding Infrequent Items for the third quarter of 2015 was $1.9 million compared with $1.5 million for the third quarter of 2015 and was $5.6 million for the first nine months of 2015 compared with $3.4 million for the first nine months of 2014.

The Company had cash, cash equivalents and long-term investments of $16.1 million at September 30, 2015. Other than liabilities for normal trade payables and taxes, the Company has no debt.

Supporting Quote:
James L. Bindseil, President and Chief Executive Officer at Globalscape
“There has never been a more exciting time in Globalscape’s recent history. We are very proud of the work that has been done that has resulted in double digit revenue growth. Seeing an 18 percent increase in revenue for both the third quarter and the year to date when compared with 2014 is incredibly rewarding. We remain confident in our sales, marketing and product development strategies. We are encouraged and eager about what the future holds for this organization. We look forward to continuing to execute on the plans we have in place for the remainder of 2015 while setting the stage for continued growth in 2016 and beyond.”

Globalscape Third Quarter 2015 Financial Statements

•	Financial Statements (PDF)

Conference Call October 29, 2015 at 4:30 p.m. ET
Globalscape management will hold a conference call on October 29, 2015, at 4:30 p.m. Eastern Time/3:30 p.m. Central Time to discuss financial results and other corporate matters for the third quarter 2015. Those wanting to join may call 888-500-6950 or 719-457-2648 and use Conference ID # 8767354. A live webcast of the conference call will also be available on the Investor Relations page of the company's website at www.globalscape.com. A webcast replay will be made available on the company's website shortly after the call is completed.

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features the EFT platform, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best-in-class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2014 calendar year, filed with the Securities and Exchange Commission on March 30, 2015.

INVESTOR RELATIONS CONTACT
Contact: Casey Stegman
Phone Number: (214) 987-4121
Email: ir@globalscape.com

PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

GlobalSCAPE, Inc.
Condensed Consolidated Balance Sheets
(in thousands except share amounts)
Unaudited

	September 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$12,858	$11,358
Accounts receivable (net of allowance for doubtful accounts of $500 and $511 in 2015 and 2014, respectively)	7,481	5,938
Current deferred tax asset	313	402
Prepaid expenses	334	488
Total current assets	20,986	18,186

Fixed assets, net	520	616
Long term investments	3,233	3,185
Capitalized software development costs	3,999	3,298
Goodwill	12,712	12,712
Deferred tax asset	699	290
Other assets	63	100
Total assets	$42,212	$38,387

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$354	$1,111
Accrued expenses	1,600	1,590
Deferred revenue	11,848	11,411
Income taxes payable	356	2
Total current liabilities	14,158	14,114

Deferred revenue, non-current portion	3,487	3,393
Other long term liabilities	47	52
Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	-	-
Common stock, par value $0.001 per share, 40,000,000 authorized, 21,318,967 and 20,989,267 shares issued at September 30, 2015, and December 31, 2014, respectively	21	21
Additional paid-in capital	19,318	18,370
Treasury stock, 403,581 shares, at cost, at September 30, 2015 and December 31, 2014	(1,452)	(1,452)
Retained earnings	6,633	3,889
Total stockholders’ equity	24,520	20,828
Total liabilities and stockholders’ equity	$42,212	$38,387

GlobalSCAPE, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Operating Revenues:
Software licenses	$2,852	$2,291	$8,590	$6,789
Maintenance and support	4,142	3,790	12,269	11,181
Professional services	653	409	1,531	933
Total Revenues	7,647	6,490	22,390	18,903
Operating Expenses:
Cost of revenues	458	277	1,066	679
Selling, general and administrative	4,355	4,173	13,472	13,077
Research and development	646	513	1,832	1,722
Depreciation and amortization	433	263	1,116	580
Total operating expenses	5,892	5,226	17,486	16,058
Income from operations	1,755	1,264	4,904	2,845
Other income (expense), net	17	(11)	51	(58)
Income before income taxes	1,772	1,253	4,955	2,787
Income tax expense	542	471	1,585	982
Net income	$1,230	$782	$3,370	$1,805
Comprehensive income	$1,230	$782	$3,370	$1,805

Net income per common share -
Basic	$0.06	$0.04	$0.16	$0.09
Diluted	$0.06	$0.04	$0.16	$0.09

Weighted average shares outstanding:
Basic	20,892	20,487	20,782	20,024
Diluted	21,440	20,890	21,294	20,624

Cash dividends declared per share	$0.015	-	$0.030	-

GlobalSCAPE, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	2015	2014
Operating Activities:
Net income	$3,370	$1,805
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	147	318
Depreciation and amortization	1,116	580
Stock-based compensation	482	380
Deferred taxes	(320)	740
Excess tax benefit from share-based compensation	(49)
Subtotal before changes in operating assets and liabilities	4,746	4,035
Changes in operating assets and liabilities:
Accounts receivable	(1,690)	(3,275)
Prepaid expenses	154	85
Other assets	37	10
Deferred revenue	531	3,405
Accounts payable	(757)	(24)
Accrued expenses	10	398
Other long-term liabilities	(5)	(6)
Income tax receivable and payable	403	(132)
Net cash provided by operating activities	3,429	4,496
Investing Activities:
Software development costs capitalized	(1,613)	(2,028)
Purchase of property and equipment	(108)	(215)
Interest reinvested in long term investments	(48)	(47)
Net cash (used in) investing activities	(1,769)	(2,290)
Financing Activities:
Proceeds from exercise of stock options	417	2,201
Excess tax benefit from share-based compensation	49	(212)
Notes payable principal payments	-	(4,385)
Dividends paid	(626)	-
Net cash (used in) financing activities	(160)	(2,396)

Net increase in cash	1,500	(190)
Cash at beginning of period	11,358	9,455

Cash at end of period	$12,858	$9,265

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$117
Income taxes	$1,341	$642

GlobalSCAPE, Inc.
EBITDA Excluding Infrequent items
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income (loss)	$1,230	$782	$3,370	$1,805
Add (subtract) items to determine adjusted EBITDA excluding infrequent items:
Income tax expense	542	471	1,587	982
Interest (income) expense, net	(16)	12	(50)	59
Depreciation and amortization:
Total depreciation and amortization	432	263	1,114	580
Amortization of capitalized software development costs	(366)	(186)	(911)	(359)
Stock-based compensation expense	167	120	482	380
Infrequent items	-	-	-	-
Adjusted EBITDA excluding infrequent items	$1,989	$1,462	$5,592	$3,447